EXHIBIT 99-2

                       CALIFORNIA AMPLIFIER, INC.
                     BOARD OF DIRECTORS RESOLUTION
             AMENDMENT TO BY-LAWS CONCERNING SIZE OF BOARD
                            April 20, 2004



WHEREAS, the Company's By-laws currently provide that the Board shall consist of no fewer than four and no more than seven directors; and

WHEREAS, the Company's Board currently consists of seven directors; and

WHEREAS, the Board desires to increase the maximum number of directors from seven to eight,

NOW BE IT RESOLVED, that the first sentence of Section 3.02 of the Company's By-laws is hereby amended to read: "The Board shall consist of no fewer than four (4) and no more than eight (8) directors."